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                                                                     EXHIBIT 21

                         FIRST UNITED BANCSHARES, INC.
                                  Subsidiaries


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
Name                                                   Jurisdiction of Incorporation
----                                                   -----------------------------
The First National Bank                                        United States
of El Dorado, El Dorado
Arkansas

First United Trust Company, N.A.                               United States
 El Dorado, Arkansas

City National Bank                                             United States
of Fort Smith, Fort Smith
Arkansas

First National Bank                                            United States
of Magnolia, Magnolia
Arkansas

Merchants and Planters Bank                                    United States
N.A., Camden, Arkansas

Commercial Bank at Alma                                        Arkansas
Alma, Arkansas

First Bank of Arkansas,                                        Arkansas
Brinkley, Arkansas

Citizens Bank & Trust,                                         Arkansas
Carlisle, Arkansas

Hazen First State Bank                                         Arkansas
Hazen, Arkansas

The Bank of North Arkansas                                     Arkansas
Melbourne, Arkansas

First United Bank                                              Arkansas
Stuttgart, Arkansas

FirstBank                                                      Texas
Texarkana, Texas
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